Exhibit 1.2

American Midstream Partners, LP

2,400,000 Common Units
Representing Limited Partner Interests

AMENDMENT TO UNDERWRITING AGREEMENT

New York, New York
December 13, 2013

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

THIS AMENDMENT TO UNDERWRITING AGREEMENT (the “Agreement”), is made and entered into as of December 13, 2013, by and among American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), American Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), American Midstream, LLC, a Delaware limited liability company (the “Operating Company”), and Barclays Capital, Inc. (the “Underwriter”). The Partnership, the General Partner and the Operating Company are herein referred to as the “Partnership Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement (as defined below).

WHEREAS, each of the Partnership Parties and the Underwriter are parties to an underwriting agreement (the “Underwriting Agreement”), dated as of December 11, 2013, with respect to the issuance and sale of up to 2,760,000 common units representing limited partner interests in the Partnership;

WHEREAS, the Partnership has prepared that certain Permitted Free Writing Prospectus dated December 12, 2013; and

WHEREAS, each of the Partnership Parties and the Underwriter by executing this Agreement hereby consent to the amendment of the Underwriting Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Partnership Parties and the Underwriter agree as follows:

SECTION 1.                            Amendment to Underwriting Agreement.

(a)                     The defined term “Execution Time” in Section 20 of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

The “Execution Time”, as set forth in Section 20 of the Underwriting Agreement shall mean 8:15 AM New York Time on December 13, 2013.

(b)                     Schedule II to the Underwriting Agreement is hereby deleted in its entirety and replaced with Schedule II hereto.

SECTION 2.                            Representations and Warranties.   Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with the Underwriter as set forth below in this Section 2.

(a)                     Each of the Partnership Parties that is a party to this Agreement has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. At the Closing Date and any settlement date, all limited partner and limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions (including the Transaction) contemplated by this Agreement shall have been validly taken.

(b)                     This Agreement has been duly authorized, executed and delivered by the Partnership Parties.

(c)                      The representations and warranties of the Partnership Parties contained in the Underwriting Agreement are true and correct on and as of the date hereof with the same effect as if made on the date hereof.

SECTION 3.                            Effectuation.  The amendments contemplated by this Agreement shall be deemed effective immediately upon the execution of this Agreement by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Agreement.

SECTION 4.                            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

SECTION 5.                            Effect on Agreement.  Except as specifically modified herein, the Underwriting Agreement shall continue to be in full force and effect. The execution and delivery of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party thereto. From and after the date hereof, all references in the Underwriting Agreement to the “Agreement” shall mean the Underwriting Agreement as modified by this Agreement.

SECTION 6.                            Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

SECTION 7.                            Further Assurances.  Each party to this Agreement shall execute and deliver such documents and shall take such actions as may be reasonably necessary or desirable to effect the transactions described in this Agreement.

SECTION 8.                            Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

SECTION 9.                            Other Miscellaneous Terms.  The provisions of Sections 10-12 and 15-20 of the Underwriting Agreement shall apply mutatis mutandis to this Agreement, and to the Underwriting Agreement as modified by this Agreement, taken together as a single agreement, reflecting the terms as modified hereby.

[Balance of page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Underwriter.

Very truly yours,

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC,
its general partner

	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and
Chief Financial Officer

AMERICAN MIDSTREAM GP, LLC

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and
Chief Financial Officer

AMERICAN MIDSTREAM, LLC

By:	American Midstream Partners, LP,
its sole member

	By:	American Midstream GP, LLC,
its general partner

	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and
Chief Financial Officer

[Signature Page to Amendment to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

[Signature Page to Amendment to Underwriting Agreement]

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

Permitted Free Writing Prospectus dated December 12, 2013

Final Term Sheet

Filed Pursuant to Rule 433

Relating to the

Preliminary Prospectus Supplement dated December 10, 2013

Registration No. 333-183818

American Midstream Partners, LP
Final Term Sheet
December 12, 2013

This free writing prospectus is being filed pursuant to Rule 433 of the Securities Act of 1933, as amended, and relates to the preliminary prospectus supplement filed by American Midstream Partners, LP (the “Partnership”) with the Securities and Exchange Commission on December 10, 2013 and their Registration Statement (File No. 333-183818). This issuer free writing prospectus sets forth the final pricing information related to the underwritten public offering of the Partnership’s Common Units. The information in this free writing prospectus updates and supersedes the information in the preliminary prospectus supplement to the extent that it is inconsistent therewith. All capitalized terms not otherwise defined in this free writing prospectus shall have the meanings given in the preliminary prospectus supplement.

Issuer	American Midstream Partners, LP
Ticker	AMID
Title of Securities	Common Units representing Limited Partner Interests
Offering Size	2,400,000 Common Units
Over-Allotment Option	360,000 Common Units
Public Offering Price	$22.47 per Common Unit
Stabilization

Prior to purchasing the Common Units being offered pursuant to the preliminary prospectus supplement, on December 11, 2013, Barclays Capital Inc. purchased 77,973 Common Units at an average price of $22.66031 per unit in stabilizing transactions.

Trade Date	December 11, 2013
Settlement	December 17, 2013
Underwriter	Barclays Capital Inc.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) AND PROSPECTUS SUPPLEMENT WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU CONFIRM YOUR PURCHASE, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT, THE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV OR BY WRITTEN REQUEST TO AMERICAN MIDSTREAM PARTNERS, LP, 1614 15TH STREET, SUITE 300, DENVER, CO 80202.   ADDITIONALLY, A COPY OF THE PRELIMINARY PROSPECTUS SUPPLEMENT AND PROSPECTUS RELATING TO THE OFFERING MAY ALSO BE OBTAINED FROM: BARCLAYS, C/O BROADRIDGE FINANCIAL SOLUTIONS, 1155 LONG ISLAND AVENUE, EDGEWOOD, NEW YORK 11717, PHONE: (888) 603-5847, EMAIL: BARCLAYSPROSPECTUS@BROADRIDGE.COM.

This serves as a confirmation of your trade placed on December 11, 2013.  Any disclaimers or other notices that may appear below or elsewhere within the email related to this communication are not applicable to this communication and should be disregarded.  Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.